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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this combined
Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated July 19, 2004 relating to the financial statements and financial highlights appearing in the May 31, 2004 Annual Reports to Shareholders of Columbia Strategic Income Fund, and our report dated May 26, 2005, relating to the financial statements and financial highlights appearing in the March 31, 2005 Annual Report to Shareholders of the Nations Strategic Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia Strategic Income Fund dated October 1, 2004 and Nations Strategic Income Fund dated August 1, 2004, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 10, 2005